EXHIBIT 4.0

                                    AMENDMENT
                                    ---------

                  AMENDMENT (this "Amendment"), dated as of September 19, 2000, among HCI DIRECT, INC. (formerly known as Hosiery Corporation of America, Inc.), a Delaware corporation (the "Borrower", the lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise indicated, all capitalized terms used herin and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referrred to below.

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 17, 1994 and amended and restated as of November 20, 1997 (as amended, amended and restated, modified and/or supplemented through but not including the Amendment Date referred to below, the "Credit Agreement"); and

                  WHEREAS, subject to and on the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement, as provided below;

                  NOW, THEREFORE, it is agreed:

I.       Amendments to Credit Agreement

     1. Section 7.01(d) of the Credit Agreement is hereby amended by (x) inserting after the phrase "60 days" therein the phrase "(30 days after the commencement of the fiscal year commencing January 1, 2001)" and (y) inserting at the end of the first sentence thereof the phrase "which, budget shall include in any event quarterly balance sheets and cash flow statements".

     2. Section 8.11 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

"Fiscal Quarter                                                  Ratio
---------------                                                  -----

Fiscal quarter ended in September, 2000                       0.55 to 1.00
Fiscal quarter ended in December, 2000
through March 30, 2001                                        0.85 to 1.00
Each fiscal quarter thereafter                                1.15 to 1.00"

     3. Section 8.12 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

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"Fiscal Quarter                                                   Amount
---------------                                                   ------

Fiscal quarter ended in September, 2000                        $18,000,000
Fiscal quarter ended in December, 2000
Through March 30, 2001                                          26,500,000
Fiscal quarter ended in March, 2001                             38,000,000
Fiscal quarter ended in June, 2001 and
September, 2001                                                 45,000,000
Each fiscal quarter ended thereafter                            50,000,000"

     4. Section 8.13 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

"Fiscal Quarter                                                     Ratio
---------------                                                     -----

Fiscal quarter ended in September, 2000                          3.80 to 1.00
Fiscal quarter ended in December, 2000
through March 30, 2001                                           2.55 to 1.00
Each fiscal quarter thereafter                                   2.00 to 1.00"

     5. The definitions of Applicable Base Rate Margin and Applicable Eurodollar Margin in Section 10 of the Credit Agreement are hereby deleted and the following definitions added in lieu thereof:

                  "Applicable Base Rate Margin" shall mean 2.00% less the Margin Reduction Discount, if any.

                  "Applicable Eurodollar Margin" shall mean 3.00% less the Margin Reduction Discount, if any.

     6. The definition of Margin Reduction Discount in Section 10 of the Credit Agreement is hereby amended by (x) deleting the first sentence thereof and replacing it with the following sentence:

                  "Margin Reduction Discount" shall mean zero, provided that the Margin Reduction Discount shall be increased to .50%, 1.00%, 1.25% and 1.50%, as the case may be, as specified in clauses (i), (ii), (iii) or
         (iv) below, at any time on or after the Specified Amendment Date, when, and for so long as, the ratio set forth in such clause has been satisfied as at the end of the then Relevant Test Period:

                  (i) the Margin Reduction Discount shall be .50% in the event that as at the end of the Relevant Test Period the Leverage Ratio is greater than 2.00 to 1 but less than or equal to 2.25 to 1;

                  (ii) the Margin Reduction Discount shall be 1.00% in the event that as at the end of the Relevant Test Period the Leverage Ratio is greater than 1.75 to 1 but less than or equal to 2.00 to 1;

                  (iii) the Margin Reduction Discount shall be 1.25% in the event that as of the end of the Relevant Test Period the Leverage Ratio is greater than 1.25 to 1 but less than or equal to 1.75 to 1; or

                  (iv) the Margin Reduction Discount shall be 1.50% in the event that as of the end of the Relevant Test Period the Leverage Ratio is less than or equal to 1.25 to 1."

and (y) changing the reference to "clause (i) or (ii)" in the last sentence thereof to read "clause (i), (ii), (iii) or (iv)".

     7. Section 10 of the Credit Agreement is hereby amended by adding in appropriate alphabetical order the new definition below:

                  "Specified Amendment Date" shall mean the Amendment Date under and as defined in the Amendment to this Agreement dated as of September 19, 2000."

II.      Miscellaneous.
----------------------

                  1. In order to induce the Banks to enter into this Amendment, the Borrower hereby (i) makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Amendment Date, both before and after giving effect to this Amendment.

                  2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on spearate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the first date (the "Amendment Date") on which (i) each of the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Joseph Mudho (facsimile number 212-354-8113) and (ii) Kelso (or a Designated Affiliate) shall have purchased for $5 million in cash additional pay in kind preferred stock of the Borrower, with the portion of the proceeds thereof equal to the amount of the Scheduled Repayment due on September 30, 2000 to have been applied to the repayment of theTerm Loans and the remaineder to have been applied to repay, at the Borrower's option, Revolving Loans and/or Incremental Revolving Loans (without, in each case reducing any Commitments).

                  6. It is agreed that anything in the Credit Agreement notwithstanding, (x) the proceeds of the equity purchase by Kelso described in clause 5 above do not have to be applied to repay the Term Loans in excess of the amount of the Scheduled Repayment due September 30, 2000 and (y) the repayment of Term Loans with the proceeds of such equity purchase by Kelso shall be applied to satisfy the Scheduled Repayment due September 30, 2000.

                  7. From and after the Amendment Date, all references to the Credit Agreement in the Credit Agreement and the other Credit Documents shall be deemed to be references to the Credit Agreement as modified hereby.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                                               HCI DIRECT, INC.


                                             By: /s/ Michael D. Rowley
                                                 ------------------------------
                                                 Name:  Michael D. Rowley
                                                 Title: Chief Financial Officer


                                                         BANKERS TRUST COMPANY,
                                                      Individually and as Agent


                                             By: /s/ Scottye D. Lindsey
                                                 ------------------------------
                                                 Name:  Scottye D. Lindsey
                                                 Title: Vice President


                                                  BANK POLSKA KASA OPIEKI, S.A.


                                             By: /s/ William Reynolds
                                                 ------------------------------
                                                 Name:  William Reynolds
                                                 Title: Vice President


                                                         EUROPEAN AMERICAN BANK

                                             By: /s/ Kristen Burke
                                                 ------------------------------
                                                 Name:  Kristen Burke
                                                 Title: Vice President


                                                      FIRST UNION NATIONAL BANK


                                             By: /s/ Joan Anderson
                                                 ------------------------------
                                                 Name:  Joan Anderson
                                                 Title: Vice President

                                                  NATIONAL WESTMINSTER BANK PLC
                                                  NEW YORK and/or NASSAU BRANCH


                                              By: /s/ Andrew S. Weinberg
                                                 ------------------------------
                                                 Name:  Andrew S. Weinberg
                                                 Title: Vice President


                                                          BANK OF AMERICA, N.A.
                                                  (formerly, NationsBank, N.A.)


                                             By: /s/ Deirdre B. Doyle
                                                 ------------------------------
                                                 Name:  Deirdre B. Doyle
                                                 Title: Principal